     As filed with the Securities and Exchange Commission on August 4, 1999

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           CREATIVE BIOMOLECULES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   94-2786743
                      (I.R.S. Employer Identification No.)

                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
                    (Address of Principal Executive Offices)

   CREATIVE BIOMOLECULES, INC. 1992 NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK
                                  OPTION PLAN
                            (Full Title of the Plan)

                                MICHAEL M. TARNOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CREATIVE BIOMOLECULES, INC.
                                 45 SOUTH STREET
                               HOPKINTON, MA 01748
                     (Name and address of agent for service)

                                 (508) 782-1100
          (Telephone number, including area code, of agent for service)
                      -------------------------------------

                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                 Proposed             Proposed
                                             Amount               maximum             maximum          Amount of
              Title of                        to be           offering price         aggregate       registration
     securities to be registered         registered (1)        per share (2)     offering price (2)       fee
-------------------------------------------------------------------------------------------------------------------
Common stock,                              40,000                 $4.157            $  166,280.00      $ 46.22
    par value $.01 per share...........   260,000                 $3.9375           $1,023,750.00      $284.60
                                          -------                                                      -------
                                          300,000 shares                                               $330.82
===================================================================================================================

(1) The number of shares of common stock, $.01 par value (the "Common Stock"), stated above consists of (i) the aggregate number of shares which may be issued upon the exercise of options which have previously been granted under the Creative BioMolecules, Inc. 1992 Non-Employee Director Non-Qualified Stock Option Plan (the "Plan") and (ii) the shares of Common Stock which may be issued upon the exercise of options which may hereafter be granted and pursuant to grants of stock which may hereafter be made under the Plan. The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of (a) shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, and (b) shares of Common Stock for which grants of stock have not yet been made, the fee is calculated on the basis of the average of the high and low prices per share of the Common Stock on The Nasdaq Stock Market ("Nasdaq") as of a date (August 2, 1999) within 5 business days prior to filing this Registration Statement.

                                EXPLANATORY NOTE


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 300,000 additional shares of Common Stock pursuant to the Plan. Registration Statements on Form S-8 (File No. 33-56706 and File No. 333-36171), registering an aggregate of 100,000 shares and 100,000 shares of Common Stock, respectively, under the Plan were filed with the Commission on January 4, 1993 and September 23, 1997, respectively.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents filed by the Company with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999.

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the Commission on May 14, 1999.

     3. The Company's Current Reports on Form 8-K filed with the Commission on May 14, 1999.

     4. The description of the Common Stock included in the Company's registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Commission on December 3, 1992, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., certain members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 14,000 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated herein by reference from Part II, Item 14 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-46200), as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                                          Description
-----------                                          -----------

(4.1) Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 33-46200, as amended, and incorporated herein by reference)

(4.2) Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the period ended September 30, 1995 (File No. 0-19910), and incorporated herein by reference)

(4.3) Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the Registration Statement on Form S-1, Registration No. 33-46200, as amended, and incorporated herein by reference)

(4.4) Creative BioMolecules, Inc. 1992 Non-Employee Director Non-Qualified Stock Option Plan, as amended on June 8, 1999.

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered

(23.1)    Consent of Deloitte & Touche LLP

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5)

(24) Power of Attorney to file future amendments (included in Part II of the Registration Statement)


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Massachusetts, on August 4, 1999.


                                       CREATIVE BIOMOLECULES, INC.

                                       By: /s/ Cheryl K. Lawton
                                           -----------------------------------
                                           Cheryl K. Lawton
                                           General Counsel and Vice President,
                                           Administration
                                           Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Tarnow and Cheryl K. Lawton, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                                    Title                                               Date
----------                                    -----                                               ----



/s/ Brian H. Dovey                  Chairman of the Board and Director                         August 4, 1999
----------------------------
Brian H. Dovey


/s/ Michael M. Tarnow               President, Chief Executive Officer and Director            August 4, 1999
----------------------------        (principal executive officer)
Michael M. Tarnow


/s/ Charles Cohen                   Chief Scientific Officer and Director                      August 4, 1999
----------------------------
Charles Cohen, Ph.D.


/s/ Cheryl K. Lawton                General Counsel and Vice President, Administration         August 4, 1999
----------------------------        Secretary
Cheryl K. Lawton


/s/ Charles Carelli                 Director of Accounting (principal accounting officer)      August 4, 1999
----------------------------
Charles Carelli


/s/ Jeremy L. Curnock Cook          Director                                                   August 4, 1999
----------------------------
Jeremy L. Curnock Cook


/s/ Martyn D. Greenacre             Director                                                   August 4, 1999
----------------------------
Martyn D. Greenacre


                                    Director
----------------------------
Arthur J. Hale, M.D.


/s/ Suzanne D. Jaffe                Director                                                   August 4, 1999
----------------------------
Suzanne D. Jaffe


/s/ Michael Rosenblatt              Director                                                   August 4, 1999
----------------------------
Michael Rosenblatt, M.D.


/s/ James R. Tobin                  Director                                                   August 4, 1999
----------------------------
James R. Tobin

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

(4.1) Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 33-46200, as amended, and incorporated herein by reference)

(4.2) Restated Certificate of Incorporation, as amended, of the Registrant. (Filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the period ended September 30, 1995 (File No. 0-19910), and incorporated herein by reference)

(4.3) Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the Registration Statement on Form S-1, Registration No. 33-46200, as amended, and incorporated herein by reference)

(4.4) Creative BioMolecules, Inc. 1992 Non-Employee Director Non-Qualified Stock Option Plan, as amended on June 8, 1999.

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the original issuance of securities being registered

(23.1)    Consent of Deloitte & Touche LLP

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5)

(24) Power of Attorney to file future amendments (included in Part II of the Registration Statement)